EXHIBIT 23.1

i2 TECHNOLOGIES, INC.

CONSENT OF DELOITTE & TOUCHE LLP

INDEPENDENT AUDITOR’S CONSENT

We consent to the incorporation by reference in registration statement Nos. 333-03703, 333-27009, 333-28147, 333-53667, 333-85791, 333-36478, 333-40038, 333-43838, 333-67868 and 333-85884 of i2 Technologies, Inc. and subsidiaries (the “Company”) on Form S-8, the Post-Effective Amendment No. 1 to registration statements Nos. 333-31342 and 333-96341 and the Post-Effective Amendment No. 3 to registration statement No. 333-59106 of the Company on Form S-3 and registration statement No. 333-49180 of the Company on Form S-3 of our report dated July 21, 2003 (which expresses an unqualified opinion and includes explanatory paragraphs relating to the change in method of accounting for goodwill and other intangible assets in 2002 as described in Note 1 and the restatement of the 2001 and 2000 consolidated financial statements as described in Note 2), appearing in this annual report on Form 10-K of i2 Technologies, Inc. and subsidiaries for the year ended December 31, 2002.

/s/ DELOITTE & TOUCHE LLP

Dallas, Texas

July 21, 2003